                                                             EXHIBIT 23.1

           CONSENT OF ARTHUR ANDERSEN, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                                          ARTHUR ANDERSEN LLP






Minneapolis, Minnesota,
January 16, 1997